                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                          NETWORK LONK DISTANCE, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                                                PRELIMINARY COPY

                         NETWORK LONG DISTANCE, INC.
                             525 FLORIDA STREET
                        BATON ROUGE, LOUISIANA 70801
                               (504) 343-3125


                         _________________________

                              PROXY STATEMENT
                         _________________________



                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held May 24, 1996

TO THE SHAREHOLDERS OF NETWORK LONG DISTANCE, INC.

NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of Network Long Distance, Inc., a Delaware corporation (the "Company") will be held at the Company's offices at 525 Florida Street, Baton Rouge, Louisiana, on May 24, 1996, at 10:00 a.m., Central Standard Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following matters:

     1. To consider and act upon a proposal to amend the Articles of Incorporation to increase the Company's authorized Common Stock from 10,000,000 shares, $.0001 par value to 20,000,000 shares, $.0001 par value.

     2.   To elect four (4) Directors of the Company;

     3. To consider and act upon a proposal to ratify the re-election of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ended March 31, 1997.

     4. To transact such other business as properly may come before the meeting or any adjournment thereof.

Only holders of the voting $.0001 par value common stock of the Company of record at the close of business on April 24, 1996 will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof.

All shareholders, whether or not they expect to attend the Annual Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.

A copy of the Company's Annual Report on Form 10-K for the year ended March 31, 1995 accompanies this Notice of Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS.
                                   MARC I. BECKER
                                   SECRETARY
Baton Rouge, Louisiana
April 24, 1996

                                                                PRELIMINARY COPY

                         Network Long Distance, Inc.
                             525 Florida Street
                        Baton Rouge, Louisiana 70801
                              (504) 343-3125

                         _________________________

                              PROXY STATEMENT
                         _________________________


                       ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD MAY 24, 1996


                            GENERAL INFORMATION

The enclosed Proxy is solicited by and on behalf of the Board of Directors of Network Long Distance, Inc., a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at the Company's offices, 525 Florida Street, Baton Rouge, Louisiana, on the 24th day of May, 1996, at 10:00 a.m., Central Standard Time, and at any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or about April 24, 1996.

Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company, or by voting in person at the Meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mail; however, the Company may use the services of its Directors, Officers and employees to solicit proxies personally or by telephone without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

All shares represented by valid proxies will be voted in accordance therewith at the Meeting. Shares not voting as a result of a proxy marked abstain will be counted as part of total shares voting in order to determine whether or not a quorum has been achieved at the Meeting.

Shares will not be counted as part of the vote on any business at the Meeting on which the shareholder has abstained.

The Company's Annual Report to Shareholders for the fiscal year ended March 31, 1995 is being mailed simultaneously to the Company's shareholders, but does not constitute part of these proxy soliciting materials.

                      SHARES OUTSTANDING AND VOTING RIGHTS

All voting rights are vested exclusively in the holders of the Company's $.0001 par value voting common stock, with each share entitled to one vote. Only shareholders of record at the close of business on April 24, 1996 are entitled to notice of and to vote at the Meeting or any adjournment thereof. On April 24, 1996 the Company had 3,935,183 shares of its $.0001 par value voting common stock outstanding, each of which is entitled to one vote on all matters to be voted upon at the Meeting, including the election of Directors. No fractional shares are presently outstanding.

A majority of the Company's outstanding voting common stock represented in person or by proxy shall constitute a quorum at the Meeting. The affirmative vote of a majority of the votes cast, providing a quorum is present, is necessary to elect the Directors. Cumulative voting in the election of Directors is not permitted. The affirmative vote of a majority of the Company's outstanding voting common stock is necessary to amend the Articles of Incorporation.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND OF MANAGEMENT

The following table presents information with respect to shares of the Company's Common Stock beneficially owned by the Company's Directors and Officers and by all Directors and Officers of the Company as a group, and by all other persons known by management to own beneficially five percent (5%) or more of the Company's Common Stock as of April 24, 1996. As defined in Rule 13d(d)(1) under the Securities Exchange Act of 1934, beneficial ownership includes shares issued and outstanding, convertible preferred stock and all options and warrants to acquire common stock.

                                         AMOUNT AND           PERCENT OF
NAME AND ADDRESS                    NATURE OF BENEFICIAL      CLASS OWNED
OF BENEFICIAL OWNER                      OWNERSHIP*        BENEFICIALLY (1)
- -------------------                 --------------------   ----------------
Michael M. Ross                          600,691  (2)           12.94%
13929 Woodland Ridge
Baton Rouge, LA 70816

Marc I. Becker                           611,691  (3)           13.17%
3847 Broussard
Baton Rouge, LA 70808

Joseph M. Edelman, M.D.                  111,000  (4)            2.39%
525 Florida Street
Baton Rouge, LA 70801

Leon L. Nowalsky                         265,000  (5)            5.71%
390097 Causeway Boulevard, Suite 1275
Metairie, LA  70002

Russell J. Page                          100,000  (6)            2.15%
822 Queens Road
Charlotte, NC  28207

Timothy J. Sledz                         879,055  (7)           18.93%
1841 Centre Point Drive, Suite 135
Naperville, IL  60563

S. David Rosenfeld                       109,133  (8)            2.35%
8972 Tallyho Avenue
Baton Rouge, LA 70806

Louis J. Resweber                        183,834  (9)            3.96%
828 High Lake Drive
Baton Rouge, LA 70810

Value Tel, Inc.                          879,055                18.93%
1841 Centre Point Drive, Suite 135
Naperville, IL 60563

All Directors and                      2,859,404  (10)          61.58%
Officers as a Group
(8 Persons)

______________________
* Less than 1%

(1) The percentages indicated are based on outstanding options for each individual, exercisable within 60 days, and 3,935,183 shares of Common Stock issued and outstanding on April 24, 1996.

(2) Mr. Ross is the record and beneficial owner of 600,691 shares of the Company's Common Stock and 0 options to purchase 0 shares of the Company's Common Stock, exercisable within the next 60 days.
(3) Mr. Becker is the record and beneficial owner of 611,691 shares of the Company's Common Stock including 10,000 owned by his wife and 1,000 shares owned by the Becker/Edelman Investment Partnership and record and beneficial owner of 0 options to purchase 0 shares of the Company's Common Stock, exercisable within the next 60 days.
(4) Dr. Edelman is the record and beneficial owner of 11,000 shares of the Company's Common Stock which includes 1,000 shares held in the Becker/Edelman Investment Partnership and 100,000 options to purchase 100,000 shares of the Company's Common Stock, exercisable within the next 60 days.
(5) Mr. Nowalsky is the record and beneficial owner of 40,000 shares of the Company's Common Stock and 225,000 options to purchase 225,000 shares of the Company's Common Stock, exercisable within the next 60 days.
(6) Mr. Page is the record and beneficial owner of 0 shares of the Company's Common Stock and 100,000 options to purchase 100,000 shares of the Company's Common Stock, exercisable within the next 60 days.
(7) Mr. Sledz is an indirect beneficial owner of 879,055 shares of Common Stock owned by Value Tel by virtue of Mr. Sledz being an Officer and Director of Value Tel, Inc.
(8) Mr. Rosenfeld is the record and beneficial owner of 9,133 shares of the Company's Common Stock and 100,000 options to purchase 100,0000 shares of the Company's Common Stock, exercisable within the next 60 days.
(9) Mr. Resweber is the record and beneficial owner of 500 shares of the Company's Common Stock and 250,002 options to purchase 250,002 shares of the Company's Common Stock, exercisable within the next 60 days.
(10) Includes 879,055 shares of Common Stock owned indirectly by Mr. Sledz, a Director of Value Tel, Inc.


                    AMENDMENT TO CERTIFICATE OF INCORPORATION
                       CONCERNING INCREASING THE NUMBER OF
                           THE COMPANY'S COMMON STOCK

The Board has adopted resolutions proposing an Amendment to the Company's current Certificate of Incorporation. The Amendment would increase the Authorized Capital Common Stock of the Company from 10,000,000 to 20,000,000 shares. Under the current Certificate of Incorporation, the Board of Directors possesses the maximum authority permitted under Delaware law to determine the relative rights and preferences of the common stock. The proposed Amendment in no way alters or reclassifies the issued and outstanding shares of Common Stock of the Company.

Although the Company has no present intention of issuing any of the additional shares as of the date of this Proxy Statement, the Board believes that it is desirable to have the additional shares available for possible future financing or acquisition transactions and/or future timely private or public equity or convertible debt offering and other general corporate purposes. The Board of Directors believes that the availability of such shares of issuance in the future, will give the Company greater flexibility and permit such shares to be issued without the expense of holding a shareholder meeting.

The issuance of additional shares of Common Stock by the Company could potentially have an anti-takeover effect by making it more difficult to obtain shareholder approval of various actions, such as a merger or the removal of management. The increase in authorized shares of Common Stock has not been proposed for an anti-takeover-related purpose and the Board of Directors and management have no knowledge of any current efforts to obtain control of the Company to effect large accumulations of its Common Stock.

On March 12, 1996, the Board of Directors approved the amendment and recommended that the shareholders approve the proposal. If the proposal is accepted, it is anticipated that the amendment will be filed with the Secretary for the State of Delaware and become effective immediately following the Annual Meeting.

The Board of Directors of the Company unanimously recommends a vote FOR the proposal to increase the Authorized Capital Common Stock of the Company. Approval of the amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock outstanding.

It is therefore proposed that the Company's Certificate of Incorporation be amended to add Article IV to read as follows:

                                   ARTICLE IV

That Article IV of the Certificate of Incorporation of the Corporation be amended as follows:

      The number of shares of Common Stock, $.0001 par value, which the Corporation shall have authority to issue shall be increased from Ten Million (10,000,000) shares to Twenty Million (20,000,000) shares. The number of shares of Preferred Stock, $.01 par value, shall not change and shall remain Twenty-Five Million (25,000,000) shares. All other provisions of Article IV of the Certificate of Incorporation of the Corporation shall also remain unchanged.

The affirmative vote of a majority of the outstanding shares of common stock entitled to vote is required to authorize the proposed amendment.

The Board of Directors recommends approval of this proposed amendment.

                              ELECTION OF DIRECTORS

The Bylaws presently provide for a Board of Directors of not less than three
(3) members. The current number of Directors of the Company has been fixed at six (6) by the Company's Board of Directors. The Company has one(1) non-voting advisor to the Board of Directors who attends all meetings.

The Company's Board of Directors is divided into three classes which hold office for three year terms. At the last Annual Meeting, Messrs Ross and Becker were nominated and elected for a term expiring in 1997. Each individual will be nominated for a new three year term at the next Annual Meeting.

The Company's Board of Directors recommends the election of Directors of the four (4) nominees listed below, in the Classes and for the terms indicated, to hold office until the Annual Meeting of terms indicated, to hold office until the Annual Meeting of Shareholders in the year indicated and until their successors are elected and qualified or until their earlier death, resignation or removal.

The persons named as "proxies" in the enclosed form of Proxy, who have been designated by Management, intend to vote for the four (4) nominees for election as Directors unless otherwise instructed in such proxy. If at the time of the Meeting, any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee and nominees, if any, as shall be designated by the Board of Directors.

NOMINEES

The following table sets forth the name and age of each nominee for Director, indicating all positions and offices with the Company presently held by him, the period during which he has served as such, and the class and term for which he has been nominated:

                                                                  YEAR
NAME                              AGE          POSITION      FIRST DIRECTOR
- ----                              ---          --------      --------------
                          CLASS A NOMINEES - TERMS EXPIRING AT THE
                            ANNUAL SHAREHOLDERS MEETING IN 1999

Leon L. Nowalsky                   34          Director          1995

Russell J. Page                    53          Director          1995

                          CLASS B NOMINEES - TERMS EXPIRING AT THE
                            ANNUAL SHAREHOLDERS MEETING IN 1998


Dr. Joseph M. Edelman              75          Director          1990

Timothy J. Sledz                   27          Director          1995


BUSINESS EXPERIENCE OF DIRECTORS

MICHAEL M. ROSS
          FOUNDER, DIRECTOR
          PRESIDENT & CHIEF EXECUTIVE OFFICER
Mr. Ross founded the Company along with Mr. Becker in 1979, and has served as a Director and Officer of Network and its predecessor company, M.M. Ross, Inc., since its inception. Mr. Ross has been active in every facet of the telecommunications industry on an industry-wide level. He previously managed responsibilities for a wide range of functions including design and implementation of call route optimization, traffic engineering and switching programs. Mr. Ross is a former Director of Telecom Management, Inc. (1984 to
1985) and Direct Communications, Inc., (1985 to 1990) both of which were merged into Network. He is a charter member in the Telecommunications Resellers Association ("TRA"). Currently, he is responsible for all global strategic activities, corporate affairs, long range planning and administrative functions, and he has direct oversight over all national sales and marketing activities, business development, customer service and support functions, and tariff and regulatory matters. He is a graduate of Louisiana State University in Baton Rouge.

MARC I. BECKER
         CO-FOUNDER, DIRECTOR
         EXECUTIVE VICE PRESIDENT, CHIEF OPERATING OFFICER & CORPORATE SECRETARY Mr. Becker was a co-founder of Network's predecessor company, and has served as a Director and Corporate Secretary of the Company since its formation. He has previously served as Chief Financial Officer and Controller, managing all financial, accounting and SEC reporting activities. Mr. Becker has experience in every aspect of the Company -- including technical, administrative, facilities management systems networking, human resources, information services, customer service and customer support. He is a former Director of Telecom Management, Inc. (1984 to 1985) and Direct Communications, Inc. (1985 to 1990). Mr. Becker currently has responsibility for all nationwide operational and management functions, including accounting systems design and implementation of related software. He is also engaged in all networking, traffic engineering, analysis and routing, and is active in developing specialized micro-processor automated dialing system applications. Mr. Becker is a graduate of Louisiana State University in Baton Rouge.

JOSEPH M. EDELMAN M.D.
          DIRECTOR AND CONTROLLER
          VICE PRESIDENT, TREASURER, TECHNICAL/SYSTEMS APPLICATIONS/RESEARCH & DEVELOPMENT
Dr. Edelman has been a Director and Officer of Network and its predecessor company, since 1981, and had previously served as an independent consultant to the Company since 1980. Prior to joining the Company, Dr. Edelman was active in the area of computer automation and systems applications since the early 1960s, and developed one of the nation's first word processing systems for mini-computers. After a career specializing in neurosurgery, Dr. Edelman founded and served as Chairman, President and Chief Executive Officer of Edelman Systems, Inc., a developer of computer hardware and software for the medical field and industry which grew to become one of the nation's leading provider of systems for standardization of record documentation, billing, scheduling, form preparation, and related administrative processing for more than 100 medical clinics across the country. In the late 1970's, Dr. Edelman wrote Network's proprietary customized billing system, and developed other in-house management and control systems still in use today. Currently, he is active in all aspects of Network's operations, including switching systems, nationwide electronic networking, data processing, management information services, call processing, customized billing and invoicing, customer data base management, facilities management and traffic engineering. He also directs the Company's research and development efforts, and serves as the Company's Controller. He holds a bachelors degree from Louisiana State University, and earned his doctorate in Medicine from the Louisiana State University School of Medicine in New Orleans.

LEON L. NOWALSKY
          DIRECTOR
Mr. Nowalsky has served as independent legal counsel to the Company since 1992, and has been a Director since 1995. Since 1990, he has been a senior partner in the law firm of Nowalsky & Bronston, LLP, a New Orleans-based law practice specializing in telecommunications regulatory matters and mergers and acquisitions and serves as counsel to over 40 independent telecom firms nationwide. From 1985 to 1986, he served as in-house counsel for a Louisiana-based long distance company which was acquired by Advanced Telecommunications Corp. ("ATC"). Mr. Nowalsky served ATC as chief regulatory counsel with responsibility for all compliance issues in a 15-state region, and in 1987, he was promoted to interim general counsel of ATC, where he managed the legal aspects of the company's telecommunications operations. Mr. Nowalsky holds a bachelors degree from Tulane University in New Orleans and earned his Juris doctorate from Loyola University School of Law in New Orleans. He serves on the Boards of Receivables Funding Corp., an Ohio-based financial concern, and J.C.
Dupont, Inc., a Louisiana-based energy company.

RUSSELL J. (RUSTY) PAGE
          DIRECTOR
Mr. Page has served as a Director of the Company since 1995. Since April of 1996, Mr. Page has served as a principal of Capital Markets Access Corp. For the prior 15 years he served as Senior Vice President of NationsBank Corporation, the fourth largest U.S. bank holding concern, and a primary lending institution to a number of telecommunications corporations. Mr. Page joined NationsBank in 1981, where he assisted the bank in fulfilling its growth strategy, primarily through acquisitions, which resulted in the bank growing from a regional retail banking business to one of the nation's largest diversified financial institutions. As Equity Marketing Executive, he has had direct responsibility for all investor relations for NationsBank. In addition to his role at NationsBank, Mr. Page has served as an independent equity markets/investor relations consultant to a number of public companies including United Companies Financial Corporation. Mr. Page serves on the national Marketing Committee of The NASDAQ Stock Market, and is a member of the Board of Directors and the Executive Committee of the National Investor Relations Institute, and he is Chairman of NIRI's International Committee. He is also a member of the National Security Traders Association. He is an alumnus of the University of North Carolina at Charlotte, and has served on the 1994 Charlotte Organizing Committee Executive Board for the National Collegiate Athletic Association ("NCAA").

TIMOTHY J. SLEDZ
          DIRECTOR
Mr. Sledz has served as a Director of the Company since 1995. He is the President and Chief Operating Officer of Value Tel, Inc., ("Value Tel") a nationwide diversified telecommunications corporation based in Chicago, Illinois. Mr. Sledz joined Value Tel's predecessor company, Discount Network Services, Inc. ("DNS") in 1992 to assist in DNS's aggressive growth and expansion plan. He served as a Director, Chief Financial Officer and Corporate Secretary of DNS until its May, 1995 merger into Value Tel, at which time Mr. Sledz became President of the combined companies. In November, 1995, Value Tel sold a significant base of its nationwide telecommunications business and long distance customer base to Network Long Distance, and since that time, Mr. Sledz has overseen the transition of its previous customer base to Network. In addition, Mr. Sledz currently oversees all of Value Tel's independent operational and administrative functions. He is experienced in all areas of computer and management information systems, including programming, networking, and telecommunications provisioning and billing. Mr. Sledz is the former President and Chief Executive Officer of Computer Document Imaging, Inc., a Chicago-based computer consulting firm.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has two standing committees. The Audit Committee is responsible for reviewing audit procedures and supervising the relationship between the Company and its independent auditors. The Remuneration and Stock Option/Warrant Committee is responsible for approving compensation arrangements for senior management of the Company and administering the Company's stock option plans.

During fiscal year ending 1996, there were three regular and ten special meetings of the Board of Directors of the Company. Each member of the Board of Directors attended all the meetings of the Board of Directors and of each Committee of which he was a member during the year.

COMPLIANCE WITH SECTION 16(A) OF SECURITIES EXCHANGE ACT OF 1934

To the Company's knowledge, during the fiscal year ended March 31, 1996, the Company's Officers and Directors complied with all applicable Section 16(a) filing requirements except Mr. Sledz inadvertently failed to file a Form 3 Statement of Beneficial Ownership of Securities. This statement is based solely on a review of the copies of such reports furnished to the Company by its Officers and Directors and their written representations that such reports accurately reflect all reportable transactions.

FAMILY RELATIONSHIPS

There is no family relationship between any director, executive or person nominated or chosen by the Company to become a director or executive officer.

                             EXECUTIVE COMPENSATION

The following table sets forth all compensation paid or accrued by the Company rendered during the fiscal years 1994, 1995 and 1996 by those of its executive officers whose salaries and other compensation during 1996 exceeded $100,000 for services.


- -------------------------------------------------------------------------------------------------------
                                          SUMMARY COMPENSATION TABLE
- -------------------------------------------------------------------------------------------------------
                                                                   LONG TERM COMPENSATION
                                                               ----------------------------
                                ANNUAL COMPENSATION                    AWARDS          PAY-
                                                                                       OUTS
- -------------------------------------------------------------------------------------------
     (a)                  (b)      (c)       (d)      (e)        (f)           (g)      (h)      (i)
                                                                                        ALL
     NAME                                            ANNUAL    RESTRICTED               LTIP    OTHER
      AND                                            COMPEN-     STOCK       OPTIONS/   PAY-    COMPEN-
   PRINCIPAL                      SALARY     BONUS    SATION     AWARDS        SARS     OUTS    SATION
   POSITION              YEAR(1)    ($)       ($)     ($)(2)      ($)          (#)      ($)     ($)(3)
- -------------------------------------------------------------------------------------------------------
Michael M. Ross          1996     $ 99,386    $0      $   221     N/A           0       N/A     $9,155
 President and           1995     $ 94,846    $0      $ 2,316     N/A           0       N/A     $8,822
 Chief Executive         1994     $ 81,213    $0      $ 2,422     N/A           0       N/A     $5,362
 Officer

Marc I. Becker           1996     $103,073    $0        $ 221     N/A           0       N/A     $5,455
 Executive Vice          1995     $ 99,022    $0        $ 884     N/A           0       N/A     $5,449
 President and Chief     1994     $ 82,900    $0        $ 884     N/A           0       N/A     $5,362
 Operating Officer

S. David Rosenfeld       1996     $ 60,234    $0      $63,666     N/A           0       N/A     $3,739
 Executive Vice          1995     $ 45,061    $0      $75,907    $2,800         0       N/A     $3,383
 President               1994     $ 44,500    $0      $34,081     N/A           0       N/A     $3,192

(1)  Periods presented are for the years ended March 31.

(2) Represents a $500 monthly allowance less health insurance, and for Mr. Rosenfeld, sales commissions. For fiscal year 1996, the $500 monthly allowance was terminated July 1, 1995.

(3) Represents employer contributions for insurance, disability and a car allowance.

(4) The following officers' salaries are anticipated in excess of $100,000 for the fiscal year 1997:

          Michael M. Ross, President and Chief Executive Officer
          Marc I. Becker, Executive Vice President and Chief Operating Officer.
          S. David Rosenfeld, Executive Vice President
          Louis J. Resweber, Executive Vice President

COMPENSATION OF DIRECTORS

Two (2) non-employee Directors of the Company, Mr. Russell J. Page and Mr. Leon
L. Nowalsky have been authorized Warrants under Directorship Agreements. In addition, Mr. Nowalsky also currently receives $1,333.00 per month for serving as a Director. All Directors receive expenses to attend board meetings and expenses related to board duties assigned.

OPTIONS AND WARRANTS

The Company issued to its principal underwriting firm, Barron Chase
Securities, Inc. on February 24, 1994, warrants to purchase 120,000 shares of the Company's Common Stock for a five (5) year period for $7.50 per share.
On April 29, 1995, Mr. Leon L. Nowalsky, in consideration for accepting a directorship, was authorized to receive warrants to purchase 225,000 shares of the Company's Common Stock for a ten (10) year period for $7.75 per share. Also on this date, Mr. David Rosenfeld, an Officer, and Dr. Joseph M. Edelman, an Officer and Director, were authorized to receive warrants to purchase 100,000 share each of the Company's Common Stock for a ten (10) year period for $7.78 per share. On May 23, 1995, Mr. Louis J. Resweber, an Officer of the Company, was authorized to receive warrants to purchase 250,002 shares of the Company's Common Stock for a ten (10) year period for $7.75 per share. On October 26, 1995, Mr. Russell J. Page, in consideration of accepting a directorship, was authorized to receive warrants to purchase 225,000 shares of the Company's Common Stock for a ten (10) year period for $9.13 per share.

EMPLOYMENT AGREEMENTS

On January 1, 1994 the Company entered into employment agreements with Mr. Michael M. Ross and Mr. Marc I. Becker, Officers and Directors of the Company. The employment agreements extend to December 31, 1997 and provide for a minimum salary of $96,000 to each individual. On May 23, 1995, the Company entered into a employment agreement with Mr. Louis J. Resweber, an Officer of the Company, for a three (3) year period beginning on June 2, 1995 and extending through May 31, 1998. The contract calls for a minimum of annual salary of $144,000. On March 12, 1996, the board authorized employment agreements with Mr. S. David Rosenfeld, an Officer of the Company and Dr. J. M. Edelman, an Officer and Director of the Company, for a period of two (2) years from January 1, 1996 with minimum annual salaries of $120,000 and $80,000, respectively. A discretionary bonus may be paid to any of the above individuals based on factors deemed relevant by the Board of Directors, such as the Company's performance and/or other objective criteria.

OPTION/WARRANTS GRANTS IN 1996

The following table sets forth certain information regarding options to purchase shares of Common Stock granted to the Executive Officers of the Company listed in the Executive Compensation Table during the Company's 1996 fiscal year:

                              OPTION GRANTS IN 1996
- -----------------------------------------------------------------------------
  (a)                 (b)           (c)           (d)        (e)
                                 % OF TOTAL
                                 OPTIONS
                                 GRANTED TO
                     OPTIONS     EMPLOYEES      EXERCISE   EXPIRATION
NAME                 GRANTED     IN 1996         PRICE       DATE
- ------------------   -------     ------------   --------   ----------

Michael M. Ross      None          N/A            N/A         N/A
Marc I. Becker       None          N/A            N/A         N/A
S. David Rosenfeld   100,000      11.73%          7.88      4/29/2005

AGGREGATE OPTIONS EXERCISED IN 1996 AND OPTION VALUES AT MARCH 31, 1996

The following table sets forth certain information regarding options to purchase shares of Common Stock exercised during the Company's 1996 fiscal year and the number and value of exercisable and unexercisable options to purchase shares of Common Stock held as of the end of the Company's 1996 fiscal year by the Executive Officers of the Company named in the Summary Compensation Table:


                          AGGREGATE OPTIONS EXERCISED IN 1996
                          AND OPTION VALUES AT MARCH 31, 1996
- -----------------------------------------------------------------------------------------
    (a)                   (b)              (c)                 (d)            (e)
                                                                             VALUE OF
                                                            NUMBER OF        UNEXERCISED
                                                            UNEXERCISED      IN-THE-MONEY
                                                            OPTIONS AT       OPTIONS AT
                                                            03/31/96         03/31/96
                     SHARES ACQUIRED   EXERCISABLE/         EXERCISABLE/     EXERCISABLE
NAME                 ON EXERCISE       VALUE REALIZED(1)    UNEXERCISABLE    UNEXERCISABLE(2)
- ----                 ---------------   -----------------    --------------   ---------------

Michael M. Ross          0                0                    0/0              $0/$0
Marc I. Becker           0                0                    0/0              $0/$0
S. David Rosenfeld       0                0                 100,000/0          $0/$137,000

(1) Value realized is equal to the difference between the fair market value per share of Common Stock on the date of exercise and the option exercise price per share multiplied by the number of shares acquired upon exercise of an option.

(2) Value of exercisable/unexercisable in-the-money options is equal to the difference between the fair market value per share of Common Stock at March 31, 1996 and the option exercise price per share multiplied by the number of shares subject to options.

                            COMPENSATION OF DIRECTORS

STANDARD ARRANGEMENTS

One (1) non-employee Director of the Company receives fees of $1,333 per month. All Directors are reimbursed for reasonable out-of-pocket expenses incurred related to Board duties assigned and in connection with attending Board and Shareholder's meetings.

OTHER ARRANGEMENTS

There are no other arrangements pursuant to which the Company's Directors receive compensation from the Company for services as Directors.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENT

There is no compensatory plan or arrangement with respect to any individual named above which results or will result from the resignation, retirement or any other termination of employment with the Company, or from a change in the control of the Company.

TRANSACTIONS WITH MANAGEMENT

Mr. Michael M. Ross and Mr. Marc I. Becker, Officers and Directors of the Company, owe to the Company $199,471 and $146,500 as of March 31, 1996 and 1995 respectively. The amounts represent advances to these individuals from the Company, which are unsecured, and bear interest at 8% Interest income with respect to these notes for 1996, 1995 and 1994 was $11,720, $11,240 and $9,800,
respectively.

Mr. Louis J. Resweber, an Officer of the Company, owes the Company $55,259 at March 31, 1996. The amount represents an advance from the Company, which is unsecured and is imputed an interest of 10%. Interest income for the period was $1,257.

Mr. Michael M. Ross and Mr. Marc I. Becker have entered into an agreement with the Company and its escrow agent whereby approximately 50% of their shares are to be released over a period of time based upon certain objective performance levels. In order for the shares to be released, the Company's net income per share on a fully diluted basis, as defined in the agreement, must be as follows:

FISCAL               NET INCOME PER SHARE      AMOUNT OF SHARES TO
YEAR-END                (FULLY-DILUTED)             BE RELEASED
- --------             --------------------      --------------------

March 31, 1995        $.375 per share             208,897 shares
March 31, 1996        $0.60 per share             208,897 shares
March 31, 1997        $1.00 per share             208,897 shares

If in any of those years the Company achieves the following years' earnings levels, all prior years shares and the additional shares for such earnings level will be released. The escrow agreement terminates on January 27, 2000.

In the event the Company is acquired or merged into another entity prior to March 31, 1997, at a price equivalent to at least $10 per share, all of the escrowed shares shall be released from escrow. Alternatively, in the event the Company is acquired or merged into another entity prior to March 31, 1997, at a price equivalent of less than $10 per share, all of the escrowed shares still remaining in the escrow account at the time of any such acquisition or merger shall be forfeited and all such shares shall be placed in the Company's treasury for cancellation thereof as a contribution to capital.

The staff of the Securities Exchange Commission may view the placement of shares in escrow similar to a recapitalization by management. The agreement to release shares upon the achievement of certain objective criteria is presumed to be a separate compensatory arrangement between the Company and management. The effect is that the fair value of the shares released from escrow is charged to income in that period. Accordingly the Company's profitability could be significantly effected in any period the shares held in escrow are released.

The Company entered into a lease agreement for a vehicle on behalf of Mr. Michael M. Ross, the Company's President and a Director in 1993. The Company pays the monthly lease, totalling $307, and is reimbursed for this amount by Mr. Ross.

Mr. Leon L. Nowalsky, a Director of the Company, is a partner of Nowalsky & Bronston, LLP. The law firm performed legal services for the Company during the last fiscal year and was paid approximately $120,000.


               RATIFICATION AND SELECTION OF INDEPENDENT AUDITORS

Arthur Andersen LLP served as the Company's auditors for the fiscal year ended March 31, 1996. Representatives of Arthur Andersen are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and be available at that time to respond to appropriate questions. Shareholders will request at the Annual Meeting to ratify the selection of Arthur Andersen LLP to serve as independent auditors for the fiscal year ended March 31, 1997. The Board of Directors recommends a vote in favor of the proposal.

                                 OTHER BUSINESS

As of the date of this Proxy Statement, management of the Company was not aware of any other matter to be presented at the Meeting other than as set forth herein. However, if any other matters are properly brought before the Meeting, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgement of the persons voting them.

                    DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Any proposal by a shareholder to be presented at the Company's 1996 annual meeting must be received at the offices of the Company, 525 Florida Street, Baton Rouge, Louisiana 70801, no later than September 15, 1996.

                                       MARC I. BECKER
                                       SECRETARY

Baton Rouge, Louisiana
April 24, 1996

PROXY                                                                      PROXY

                           NETWORK LONG DISTANCE, INC.
                       SOLICITED BY THE BOARD OF DIRECTORS
      FOR THE ANNUAL MEETING OF THE SHAREHOLDERS TO BE HELD MAY 24, 1996

The undersigned hereby constitutes and appoints Mr. Michael M. Ross and Mr. Marc
I. Becker, and each of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and vote all of the undersigned's shares of the $.0001 par value common stock of Network Long Distance, Inc., a Delaware corporation at the Annual Meeting of Shareholders to be held at 525 Florida Street, Baton Rouge, Louisiana, at 10:00 a.m. Central Standard Time, on May 24, 1996, and any and all adjournments thereof, for the following purposes:

 1. To amend the Articles of Incorporation to increase the Company's authorized Common Stock from 10,000,000 shares, $.0001 par value to 20,000,000 shares, $.0001 par value.

     /  /  FOR                     /  /  AGAINST                 /  / ABSTAIN

2.   The election of four (4) Directors of the Company:

     /  /  FOR all nominees listed below (except as marked to the contrary):

     /  /  WITHHOLD AUTHORITY to vote for all the nominees listed below:

        Class A Nominees     Class B Nominees
         Three Year Term      Two Year Term
        -----------------    ----------------------
         Leon L. Nowalsky     Dr. Joseph M. Edelman
         Russell J. Page      Timothy J. Sledz


     (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, CROSS OUT THAT NOMINEE'S NAME ABOVE.)

3. To ratify the re-election of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ended March 31, 1997.

     /  /  FOR                     /  /  AGAINST                 /  / ABSTAIN

4.   To transact such other business as properly may come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ABOVE.

The undersigned hereby revokes any proxies as to said shares and heretofore given by the undersigned, and ratifies and confirms all that said attorneys and proxies may lawfully do by virtue hereof.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATION ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

                             The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report to Shareholders furnished therewith.

                             Dated:_____________________________, 1996


                             -------------------------------------------------



                             -------------------------------------------------
                                      Signature(s) of Shareholder(s)

                             Signature(s) should agree with the name(s) hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NETWORK LONG DISTANCE, INC. PLEASE SIGN AND RETURN THIS PROXY TO NETWORK LONG DISTANCE, INC., 525 FLORIDA STREET, BATON ROUGE, LOUISIANA 70801. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.